                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 22, 2001
                                 ---------------

                            FALCONSTOR SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

Delaware                               0-23970                77-0216135
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

                    125 Baylis Road, Melville, New York 11747
                    -----------------------------------------
                     Address of principal executive offices

            Registrant's telephone number, including area code: 631-777-5188

             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.     Acquisition or Disposition of Assets.
            ------------------------------------

            Effective  August 22, 2001,  pursuant to the  Agreement  and Plan of
Merger and  Reorganization,  dated as of May 4, 2001, (the "Merger  Agreement"), among  FalconStor,  Inc.  ("FalconStor"),  Network  Peripherals Inc. ("NPI") and
Empire  Acquisition  Corp.,  a  wholly-owned  subsidiary  of NPI  ("MergerSub"),
MergerSub  merged with and into  FalconStor,  with  FalconStor  as the surviving corporation.  Under the  terms of the  Merger  Agreement,  the  stockholders  of
FalconStor  received  0.721858  shares of NPI  common  stock  for each  share of
FalconStor  common stock that they held.  Although NPI acquired  FalconStor as a result of the transaction, FalconStor stockholders hold a majority of the voting interests in the combined enterprise.  Accordingly, for accounting purposes, the acquisition  was a "reverse  acquisition"  and  FalconStor  was the  "accounting acquiror."  Further, as a result of NPI's decision to discontinue its NuWave and legacy  business,  NPI  is a  non-operating  public  shell  with  no  continuing operations,  and no  intangible  assets  associated  with NPI were  purchased by
FalconStor.   Accordingly,   the   transaction   will  be  accounted  for  as  a
recapitalization of FalconStor and recorded based on the fair value of NPI's net tangible  assets  acquired by FalconStor,  with no goodwill or other  intangible assets being  recognized.  Costs incurred by FalconStor  directly related to the transaction  will be charged to  stockholders'  equity.  In connection  with the merger,  the  name  of  NPI  was  changed  to  FalconStor  Software,  Inc.  (the
"Registrant").

            The common stock issued under the Merger  Agreement  was  registered under the  Securities  Act of 1933, as amended,  pursuant to NPI's  registration statement on Form S-4 (File No. 333-60780) (the "Registration  Statement") filed with the Securities and Exchange  Commission (the "SEC") and declared  effective
on  July  19,  2001.  The  joint  proxy   statement/prospectus  filed  with  the
Registration  Statement contains additional  information about this transaction.
The  Registrant's  common stock was approved for listing on the Nasdaq  National
Market and is now  trading  under the ticker  symbol  "FALC."  The  Registration
Statement is incorporated by reference herein.

Item 4.     Change in Registrant's Certifying Accountant.
            --------------------------------------------

            On August 30, 2001, the Registrant dismissed  PricewaterhouseCoopers
LLP  ("PWC")  as  its  independent  accountants.  The  reports  of  PWC  on  the
Registrant's  balance  sheets  as of  December  31,  2000 and  1999 and  related statements of operations,  of stockholders  equity and of cash flows for each of the three years in the period ended December 31, 2000 did not contain an adverse
opinion,   disclaimer  of  opinion  or   qualification  or  modification  as  to
uncertainty,  audit scope or accounting  principles.  The Registrant's  Board of
Directors  approved the  dismissal of PWC on August 30, 2001.  During the fiscal years ended December 31, 2000 and 1999 and during the subsequent  interim period through August 30, 2001, there were no  disagreements  with PWC on any matter of accounting  principles or practices,  financial statement disclosure or auditing scope or procedures  which  disagreements if not resolved to the satisfaction of
PWC would have  caused  them to make  reference  thereto in their  report on the financial  statements for such years. During the fiscal years ended December 31,
2000, 1999 and 1998 and during the subsequent  interim period through August 30,
2001,  there were no  reportable  events (as  defined  in Item  304(a)(1)(v)  of
Regulation S-K).

            The  Registrant  provided PWC with a copy of the  disclosures  it is making  herein prior to the filing of this  Current  Report on Form 8-K with the
SEC and requested that PWC furnish the Registrant a letter  addressed to the SEC stating  whether PWC agrees with the statements  made by the  Registrant  herein and, if not,  stating the  respects  in which it does not agree.  PWC's  letter, dated September 5, 2001 is attached as Exhibit 16.1 hereto.

            Simultaneously  with  the  dismissal  of its  former  auditors,  the
Registrant engaged KPMG LLP ("KPMG"), the independent auditors of FalconStor, as the Registrant's independent public auditors, replacing its former auditor, PWC.
The Audit  Committee of the Board of Directors  of the  Registrant  approved the appointment of KPMG as the Registrant's  independent accountants and auditors on
August 30, 2001. During the two most recent fiscal years and subsequent  interim periods, NPI has not consulted with KPMG regarding (i) either the application of accounting principles to a specified transaction,  either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was either the subject of  disagreement on any matter of accounting  principles or practices,  financial statement disclosure or auditing scope or procedures or a reportable  event (as defined in Item  304(a)(1)(v)  of
Regulation S-K).

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
            ------------------------------------------------------------------

            (a)    Financial statements of businesses acquired.

                   *(1)  Consolidated  Financial Statements of FalconStor,  Inc.
                         (a  development  stage  enterprise)  as of December 31,
                         2000 and for the period from  inception  (February  10,
                         2000)  through  December 31, 2000,  included in Network
                         Peripherals Inc.'s Registration  Statement on Form S-4,
                         as amended (File No. 333-60780).

                    (2)  Unaudited    Consolidated   Financial   Statements   of
                         FalconStor, Inc. (a development stage enterprise) as of
                         and for the six months  ended June 30, 2001 and for the
                         period from inception  (February 10, 2000) through June
                         30, 2000.

            (b)     Pro forma financial information.

            Exhibit Number     Description
            --------------     -----------

            *2.1               Agreement and Plan of Merger and  Reorganization,
                               dated  as  of  May  4,  2001,   incorporated   by
                               reference  as  Annex  A  to  Network  Peripherals
                               Inc.'s  Registration  Statement  on Form S-4,  as
                               amended (File No. 333-60780).

            16.1               Letter of  PricewaterhouseCoopers  LLP  regarding
                               termination as certifying accountant.

            23.1               Consent of expert/counsel

* as previously filed

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FALCONSTOR SOFTWARE, INC.

Dated: September 5, 2001                 By:    /s/ ReiJane Huai
                                                ---------------------------
                                         Name:  ReiJane Huai
                                         Title: Chief Executive Officer and
                                                President

                        FALCONSTOR, INC. AND SUBSIDIARIES

                        (a development stage enterprise)

                           CONSOLIDATED BALANCE SHEETS

                                                                                  June 30, 2001   December 31, 2000
                                                                                  -------------   -----------------
                                                                                   (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents ..................................................   $ 32,302,546    $  7,727,182
   Accounts receivable, net ...................................................        475,628          15,814
   Prepaid expenses and other current assets ..................................        166,935          47,995
                                                                                  ------------    ------------

            Total current assets ..............................................     32,945,109       7,790,991

Property and equipment, net ...................................................      1,245,992         583,201
Security deposits .............................................................        468,296         220,099
                                                                                  ------------    ------------

            Total assets ......................................................   $ 34,659,397    $  8,594,291
                                                                                  ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...........................................................   $    647,644    $    137,365
   Accrued expenses............................................................      1,283,899         266,949
   Deferred revenue ...........................................................        823,400         133,000
                                                                                  ------------    ------------

            Total current liabilities .........................................      2,754,943         537,314
                                                                                  ------------    ------------

Commitments

Stockholders' equity:

   Convertible preferred stock - $.001 par value, 27,626,322 shares authorized,
              Series A - 3,000,000 shares issued and outstanding ..............          3,000           3,000
              Series B - 4,900,000 shares issued and outstanding ..............          4,900           4,900
              Series C - 12,986,079 shares issued and outstanding
                at June 30, 2001...............................................         12,986            --
   Common stock - $.001 par value, 100,000,000 shares authorized, 15,336,000
      and 15,100,000 shares issued and outstanding, respectively...............           --            15,100
                                                                                                        15,336
   Additional paid-in capital .................................................     46,543,279      10,621,052
   Deferred compensation ......................................................     (1,280,936)       (469,351)
   Deficit accumulated during the development stage ...........................    (13,352,598)     (2,095,719)
   Accumulated other comprehensive loss .......................................        (41,513)        (22,005)
                                                                                  ------------    ------------

            Total stockholders' equity ........................................     31,904,454       8,056,977
                                                                                  ------------    ------------
            Total liabilities and stockholders' equity ........................   $ 34,659,397    $  8,594,291
                                                                                  ============    ============

See accompanying notes to the Consolidated Financial Statements

                        FALCONSTOR, INC. AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                  Period from
                                                                                   Inception
                                                            Six Months            (February 10,
                                                               Ended             2000) Through
                                                            June 30, 2001        June 30, 2000
                                                            -------------        -------------

Revenues ................................................   $     43,400          $       --
Cost of revenues ........................................        555,174                  --
                                                            ------------          ------------

         Gross loss .....................................       (511,774)                 --
                                                            ------------          ------------

Operating expenses:
   Software development costs ...........................      2,285,421               139,610
   Selling and marketing ................................      3,450,703                 3,417
   General and administrative ...........................      1,495,489                39,203
                                                            ------------          ------------
                                                               7,231,613               182,230
           Operating loss ...............................     (7,743,387)             (182,230)
                                                            ------------          ------------

Interest income .........................................        384,107                26,486
                                                            ------------          ------------

         Loss before income taxes .......................     (7,359,280)             (155,744)

Provision for income taxes ..............................          1,312                  --
                                                            ------------          ------------

         Net loss .......................................   $ (7,360,592)         $   (155,744)
                                                            ------------          ------------
Beneficial conversion feature attributable to convertible
   preferred stock ......................................      3,896,287                  --
                                                            ------------          ------------
Net loss attributable to common shareholders ............   $(11,256,879)         $       --
                                                            ============          ============

Basic and diluted net loss per share ....................   $      (0.74)         $      (0.01)
                                                            ============          ============

Weighted average basic and diluted shares
   outstanding ..........................................     15,159,710            15,000,000
                                                            ============          ============

See accompanying notes to the Consolidated Financial Statements

                        FALCONSTOR, INC. AND SUBSIDIARIES
                        (a development stage enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                   Period from
                                                                               Inception (February
                                                     Six Months Ended          10, 2000) through
                                                       June 30, 2001             June 30, 2000
                                                       -------------           -------------------

Cash flows from operating activities:
   Net loss ........................................   $ (7,360,592)            $   (155,744)
      Adjustments to reconcile net loss to net cash
         used in operating activities:
         Depreciation and amortization .............        133,476                     --
         Non-cash professional services expenses ...        429,671                     --
         Equity-based compensation earned ..........        217,055                     --
      Changes in operating assets and liabilities:
         Accounts receivable, net ..................       (459,814)                    --
         Prepaid expenses and other current assets .       (118,940)                    --
         Accounts payable ..........................        510,279                     --
         Accrued expenses ..........................      1,016,950                     --
         Deferred revenue ..........................        690,400                     --
                                                       ------------             ------------

            Net cash used in operating activities ..     (4,941,515)                (155,744)
                                                       ------------             ------------

Cash flows from investing activities:
   Purchase of property and equipment ..............       (796,267)
   Security deposits ...............................       (248,197)                    --
                                                       ------------             ------------

      Net cash used in investing activities ........     (1,044,464)                    --
                                                       ------------             ------------

Cash flows from financing activities:
   Net proceeds from issuance of preferred stock ...     30,521,849                2,976,329
   Proceeds from issuance of common stock ..........           --                     30,000
   Proceeds from exercise of stock options .........         59,002                     --
                                                       ------------             ------------

      Net cash provided by financing activities ....     30,580,851                3,006,329
                                                       ------------             ------------

Effect of exchange rate changes on cash ............        (19,508)                    --
                                                       ------------             ------------

Net increase in cash and cash equivalents                24,575,364                2,850,585

Cash and cash equivalents, beginning of period .....      7,727,182                     --
                                                       ------------             ------------

Cash and cash equivalents, end of period ...........   $ 32,302,546             $  2,850,585
                                                       ============             ============

See accompanying notes to the Consolidated Financial Statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

(a) THE COMPANY AND NATURE OF OPERATIONS

FalconStor,  Inc.  ("FalconStor")  was  incorporated in Delaware on February 10,
2000 for the purpose of developing, manufacturing and selling storage networking infrastructure software. FalconStor also provides network consulting services in the metropolitan New York area.

As of June 30, 2001, FalconStor was in the development stage, as operations from inception  through  June 30, 2001  consisted  primarily  of the  development  of
FalconStor's  core data storage  network  software  product,  and no significant revenues were generated from FalconStor's planned principal  operations.  In the second quarter of 2001,  FalconStor  completed the  development of its principal product.

(b) UNAUDITED INTERIM FINANCIAL INFORMATION

The unaudited interim  financial  statements of FalconStor as of and for the six months ended June 30, 2001,  and the period from  inception  (February 10, 2000)
through  June 30,  2000,  included  herein have been  prepared,  without  audit, pursuant to the rules and regulations of the SEC.  Certain  information and note disclosures  normally  included in financial  statements  prepared in accordance with generally  accepted  accounting  principles  have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements.

In the opinion of  management,  the  accompanying  unaudited  interim  financial
statements  reflect  all  adjustments,   consisting  only  of  normal  recurring
adjustments, necessary to present fairly the financial position of FalconStor at
June 30, 2001,  and the results of its operations and its cash flows for the six months  ended June 30, 2001 and the period from  inception  (February  10, 2000)
through June 30, 2000.

(c) NEW ACCOUNTING PRONOUNCEMENTS

In June 2001,  the  Financial  Accounting  Standards  Board issued  Statement of
Financial Accounting Standards No. 141 "BUSINESS COMBINATIONS" ("SFAS No. 141"),
which is effective for business combinations initiated after June 30, 2001. SFAS
No. 141 requires that all business combinations initiated after June 30, 2001 to be accounted for using the purchase method.  FalconStor  expects the adoption of
SFAS  No.  141 to  have  no  material  impact  on the  consolidated  results  of operations or financial position.

In June 2001,  the  Financial  Accounting  Standards  Board issued  Statement of
Financial  Accounting  Standards No. 142 "GOODWILL AND OTHER INTANGIBLE  ASSETS"
("SFAS No. 142"),  which is effective for fiscal years  beginning after June 15,
2001. SFAS No. 142 establishes  accounting and reporting  standards for goodwill and other intangible  assets.  In accordance with SFAS No. 142, an entity can no longer amortize goodwill over its estimated useful life. Rather goodwill will be subject to  assessments  for  impairment  by applying a  fair-value-based  test.
Intangible  assets must be separately  recognized  and amortized over the useful life. FalconStor expects the adoption of SFAS No. 142 to have no material impact on the consolidated results of operations or financial position.

(2) Stockholders' Equity

On March 30, 2001, FalconStor entered into an agreement with Network Peripherals
Inc. ("NPI"), a public company that designs and manufactures  Ethernet switching hardware,  whereby on April 2, 2001 FalconStor  issued  9,792,401  shares of its
$0.001 par value Series C convertible  preferred stock ("Series C") at $2.55 per share to NPI for  gross  proceeds  of  $25,000,000.  Each  share of  Series C is convertible,  at the option of the holder,  into one share of common stock.  The
Series C will automatically  convert into common stock upon the affirmative vote of the  holders of a  majority  of the  outstanding  shares of Series C and upon either (i) the  closing of a public  offering  FalconStor's  common  stock under certain circumstances,  or (ii) the consummation of a merger or consolidation of
FalconStor with or into another company. The holders of Series C are entitled to receive  cumulative  cash  dividends at the same rate as dividends are paid with respect to the common stock. The Series C is not redeemable at the option of the holder and has a liquidation  preference equal to the greater of $2.55 per share plus all accumulated  unpaid dividends,  or the amount that the Series C holders would have received had they converted all Series C into shares of common stock.
The holders of the Series C are entitled to elect one director of FalconStor.

In connection  with the sale of the Series C, on March 30, 2001  FalconStor  and
NPI  entered  into an  irrevocable  option  agreement  whereby  NPI  received an exclusive  option to merge with  FalconStor.  The option was exercised on May 4,
2001. The merger agreement  provides that, as consideration  for all outstanding shares of  FalconStor's  common stock,  NPI would issue a number of newly issued shares  of NPI  common  stock  as  determined  in  accordance  with  the  merger agreement.  Based on the agreement, the number of NPI common shares to be issued would result in FalconStor's stockholders having at least a two-thirds ownership in  the  combined  entity.  The  merger  would  be  structured  as  a  tax  free reorganization, and would be accounted for as a purchase transaction. Completion
of  the  merger  would  be  subject  to  the   expiration   of  the   applicable
Hart-Scott-Rodino  waiting  period,  stockholder  approval  and other  customary closing  conditions.  There  can  be  no  assurance  that  the  merger  will  be consummated in a timely manner, if at all.

(3) Beneficial Conversion Feature

On May 4, 2001,  FalconStor issued 3,193,678 shares of its Series C at $2.55 per share for gross proceeds of $8,153,460.  Each share of Series C preferred  stock was convertible into one share of common stock, was not redeemable at the option of the holder and has other terms  similar to the previous  issuance of Series C shares.  Based upon the $3.77 fair value of FalconStor's  common stock on May 4,
2001, the Series C preferred stock had a non-cash beneficial conversion feature, of $3,896,287. Since the Series C preferred stock was immediately convertible by issuance,  the  entire  beneficial  conversion  feature  is  recognized  in  the calculation of net loss  attributable  to common  stockholders in the six months ended June 30, 2001.

(4) Subsequent Event (Unaudited)

Effective  August 22,  2001,  pursuant to the  Agreement  and Plan of Merger and
Reorganization,  dated  as of May  4,  2001,  (the  "Merger  Agreement"),  among
FalconStor,  NPI and Empire Acquisition Corp., a wholly-owned  subsidiary of NPI
("MergerSub"), MergerSub merged with and into FalconStor, with FalconStor as the surviving  corporation.  Under  the  terms  of  the  Merger  Agreement,  all  of
FalconStor's  preferred  shares  were  converted  into  common  shares  and  the stockholders of FalconStor received 0.721858 shares of NPI common stock for each share  of  FalconStor  common  stock  that  they  held.  Although  NPI  acquired
FalconStor  as a  result  of the  transaction,  FalconStor  stockholders  hold a majority of the voting interests in the combined  enterprise.  Accordingly,  for accounting purposes,  the acquisition was a "reverse acquisition" and FalconStor was the  "accounting  acquiror."  Further,  as a  result  of NPI's  decision  to discontinue its NuWave and legacy business,  NPI is a non-operating public shell with no continuing operations, and no intangible assets associated with NPI were purchased by FalconStor. Accordingly, the transaction will be accounted for as a recapitalization of FalconStor and recorded based on the fair value of NPI's net tangible  assets  acquired by FalconStor,  with no goodwill or other  intangible assets being  recognized.  Costs incurred by FalconStor  directly related to the transaction  will be charged to  stockholders'  equity.  In connection  with the merger, the name of NPI was changed to FalconStor Software, Inc.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

            The  following  unaudited  pro forma  condensed  combined  financial statements  are  presented  to  illustrate  the  effects  of the  merger  on the historical  financial  position and operating results of FalconStor and NPI. The pro forma  statements  were  prepared as if the merger had been  completed as of
January 1, 2000 for statement of operations purposes and as of June 30, 2001 for balance sheet  purposes.  The pro forma  statements  have been derived from, and should  be  read in  conjunction  with,  the  historical  financial  statements, including the notes thereto, of each of FalconStor and NPI.

            Since FalconStor  shareholders own a majority of the voting interest in the  combined  enterprise,  for  accounting  purposes the  acquisition  was a
"reverse merger" and FalconStor was the accounting acquiror.  In connection with the merger,  NPI has implemented a plan to wind-down or otherwise dispose of its
NuWave  and  legacy  businesses.  After  efforts  to  find  a  buyer  for  these businesses,  on June 1,  2001,  the last party that had  expressed  interest  in buying NPI's NuWave and legacy  business  assets informed NPI management that it was no longer interested in doing so. As a result,  NPI determined that the only method of disposal of these assets  available to them would be to wind-down  the businesses.  The wind-down will primarily  include finding  potential  buyers or liquidators of any remaining  inventories and property and equipment used in the manufacture and research and development of these products.  It is expected that this wind-down will be substantially concluded by the end of August 2001.

            NPI incurred a net loss from discontinued  operations for the period from  April 1, 2001 to June 1, 2001  (measurement  date) of  approximately  $4.9 million. Further, NPI recorded a loss on the disposal of discontinued operations of  approximately  $19.6  million  in the  quarter  ended June 30,  2001,  which includes a provision of $4.0 million for  operating  losses during the wind-down period.

            As a result of the decision to  discontinue  NPI's NuWave and legacy
businesses,   NPI  became  a  non-operating  public  shell  with  no  continuing operations.  The following  unaudited pro forma condensed  combined statement of operations for the year ended  December 31, 2000 include  adjustments to present
NPI as a discontinued  operation.  Further,  because FalconStor did not purchase any assets of NPI other than cash, cash equivalents and short-term  investments, the merger will be accounted for as a  recapitalization  of FalconStor,  and the transaction  will be  recorded  based on the fair  value of NPI's  net  tangible assets acquired by FalconStor, with no goodwill or other intangible assets being recognized.  Costs incurred by FalconStor  directly  related to the  transaction will be charged to stockholders' equity.

            The pro forma statements are provided for illustrative purposes only and do not  purport  to  represent  what  the  actual  consolidated  results  of operations or the consolidated  financial position of FalconStor would have been had the merger occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

                                       10

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2001
                                 (IN THOUSANDS)

                                                       HISTORICAL        PRO FORMA ADJUSTMENTS
                                              ----------------------     ---------------------   PRO FORMA
                                              FALCONSTOR        NPI       DEBIT         CREDIT   COMBINED
                                              ----------        ---       -----         ------   --------

                            ASSETS
Current assets:
  Cash, cash equivalents and short-term
     investments ..........................   $  32,303    $  56,779    $    --    $     --     $  89,082
  Accounts receivable, net ................         476         --           --          --           476
  Prepaid expenses and other current assets         167         --           --          --           167
  Assets of discontinued operations .......        --          1,962         --          --         1,962
                                              ---------    ---------   ---------   ---------    ---------

    Total current assets ..................      32,946       58,741         --          --        91,687

  Property and equipment, net .............       1,246         --           --          --         1,246
  Security deposits .......................         467         --           --          --           467
  Investment in FalconStor ................        --         25,000         --       25,000  C       --
                                              ---------    ---------   ---------   ---------    ---------

                                              $  34,659    $  83,741   $     --    $  25,000    $  93,400
                                              =========    =========   =========   =========    =========
   LIABILITIES AND
 STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ........................   $     648    $    --           --    $  12,000 B  $  12,648
  Accrued liabilities .....................       1,284         --           --          --         1,284
  Deferred revenue ........................         823         --           --          --           823
  Liabilities of discontinued operations ..        --          7,728         --          --         7,728
                                              ---------    ---------   ---------   ---------    ---------

    Total current liabilities .............       2,755        7,728         --       12,000       22,483
                                              ---------    ---------   ---------   ---------    ---------

Stockholders' equity:
  Preferred stock .........................          21         --            21         --   C       --
  Common stock ............................          15           17          17          30  C        45
  Additional paid-in capital ..............      46,543      237,310     237,310      51,004  C    85,547
                                                                          12,000         --   B
  Accumulated deficit .....................     (13,352)    (107,060)        --      107,060  C   (13,352)
  Deferred compensation ...................      (1,281)        --           --          --        (1,281)
  Accumulated other comprehensive income ..         (42)         205         205         --   C       (42)
  Treasury stock ..........................        --        (54,459)        --       54,459  C       --
                                              ---------    ---------   ---------   ---------    ---------

    Total stockholders' equity ............      31,904       76,013     249,553     212,553       70,917
                                              ---------    ---------   ---------   ---------    ---------

                                              $  34,659    $  83,741   $ 249,553   $ 224,553    $  93,400
                                              =========    =========   =========   =========    =========

                                       11

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      HISTORICAL
                                                ------------------      PRO FORMA
                                                FALCONSTOR     NPI       COMBINED
                                                ----------  ------     -----------

Revenues ....................................   $     43    $   --      $     43
Cost of revenues ............................        555        --           555
                                                --------    --------    --------
   Gross loss ...............................       (512)       --          (512)
                                                --------    --------    --------
Operating expenses:

   Research and development .................      2,285        --         2,285
                                                --------    --------    --------
   Sales and marketing ......................      3,451        --         3,451
                                                --------    --------    --------
   General and administrative ...............      1,495        --         1,495
                                                --------    --------    --------
     Total operating expenses ...............      7,231        --         7,231
                                                --------    --------    --------
Loss from operations ........................     (7,743)       --        (7,743)
                                                --------    --------    --------
Interest income .............................        384        --           384
                                                --------    --------    --------
Loss before income taxes ....................     (7,359)       --      $ (7,359)
                                                --------    --------    --------
Income taxes ................................       --          --          --
                                                --------    --------    --------
Loss from continuing operations .............   $ (7,359)   $           $ (7,359)
                                                ========    ========    --------

Net loss from continuing operations per share
- basic and diluted .........................               $   --      $  (0.17)
                                                            ========    --------

Shares used in per share calculations .......                 12,958      44,274 D
                                                            ========    ========

                                       12

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECMEBER 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       Historical
                                               -------------------------
                                                FalconStor
                                               Period from
                                                Inception      NPI
                                               February 10, For the year
                                                 2000) to     Ended         Pro Forma                Pro
                                               December 31, December 31,   Adjustments              Forma
                                                   2000       2000      Debit      Credit          Combined
                                               ------------ ----------- -----------------          --------

Revenues ....................................   $    143    $  7,514    $  7,514   $   --     A     $    143
Cost of revenues ............................        223       9,144        --        9,144   A          223
                                                --------    --------    --------   --------         --------
   Gross loss ...............................        (80)     (1,630)      7,514      9,144              (80)
                                                --------    --------    --------   --------         --------
Operating expenses:
   Research and development .................      1,379      11,233        --       11,233   A        1,379
    Sales and marketing .....................        327      10,672        --       10,672   A          327
    General and administrative ..............        535       4,749        --        4,749   A          535
    Restructuring expenses ..................       --           600        --          600   A          --
    Loss on sale of assets, net .............       --           620        --          620   A          --
                                                --------    --------   ---------  ---------        ---------
       Total operating expenses .............      2,241      27,874        --       27,874            2,241
                                                --------    --------   ---------  ---------        ---------
Loss from operations ........................     (2,321)    (29,504)      7,514     37,018           (2,321)
Interest income .............................        225       7,262       7,262       --     A          225
                                                --------    --------   ---------  ---------        ---------
Loss before income taxes ....................     (2,096)    (22,242)     14,776     37,018           (2,096)
Income taxes ................................       --          --          --         --                --
                                                --------    --------   ---------  ---------        ---------
Loss from continuing operations .............   $ (2,096)   $(22,242)   $ 14,776   $ 37,018        $  (2,096)
                                                ========    ========   =========  =========        =========

Net loss from continuing operations per share
  - basic and diluted .......................               $  (1.73)                              $   (0.05)
                                                            ========                               =========

Shares used in per share calculations .......                 14,224                                  45,540 D
                                                            ========                               =========

                                       13

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.          BASIS OF PRO FORMA PRESENTATION

            On August 22, 2001,  FalconStor,  Inc.  consummated  its merger with
Network  Peripherals,  Inc.  ("NPI").  Under  the  terms of the  merger,  all of
FalconStor,  Inc.'s  preferred  shares were converted into common stock and then each share of FalconStor, Inc. common stock was exchanged into .721858 shares of
NPI common stock.  In addition,  NPI assumed all  outstanding  FalconStor,  Inc.
options based on the .721858 conversion ratio. Although NPI acquired FalconStor,
Inc., after the transaction,  FalconStor,  Inc.  stockholders hold a majority of the  voting  interest  in the  combined  company.  Accordingly,  for  accounting purposes,  the acquisition will be a "reverse acquisition" and FalconStor,  Inc.
will be the  accounting  acquiror.  Further,  as a result of NPI's  decision  to discontinue its NuWave and legacy businesses,  NPI became a non-operating public shell with no continuing operations.  The combined company's name was changed to
FalconStor  Software,  Inc., and no intangible  assets  associated with NPI were purchased by FalconStor. Accordingly, the transaction will be accounted for as a recaptalization of FalconStor, and recorded based on the fair value of NPI's net tangible  assets  acquired by FalconStor,  with no goodwill or other  intangible assets being recognized.  FalconStor's costs directly related to the transaction will be charged to stockholders' equity.

2.          PRO FORMA ADJUSTMENTS

            The pro forma financial  information includes adjustments to reflect
NPI as a discontinued  operation,  for the year ended December 31, 2000, and the merger as a recapitalization of FalconStor. Accordingly, the net tangible assets acquired by FalconStor will be recorded at their fair value, with no goodwill or other  intangible  assets  being  recognized.  Costs  directly  related  to  the transaction  will be charged to  stockholders'  equity.  The following pro forma adjustments  are  reflected in the unaudited  pro forma  condensed  consolidated financial statements:

            (A)   To  eliminate   the  results  of   operations   of  NPI  as  a
                  discontinued  operation for the year ended  December 31, 2000, as required by Article 11 of Regulation S-X.

            (B)   To record  merger  related  liabilities  of  $12,000,000  as a charge to  stockholders'  equity.  Merger related  liabilities include the following charges (IN THOUSANDS):

                  Severance and retention bonus for NPI's executive officers....$ 3,700
                  Financial advisor fees .......................................  5,500
                  Legal and accounting fees ....................................  1,200
                  Printing costs, filing fees and other ........................  1,600
                                                                                -------
                                                                                $12,000
                                                                                =======

            (C)   To eliminate NPI's historical  stockholders'  equity accounts, and  record  in  stockholders'  equity  the fair  value of the tangible net assets of NPI acquired by FalconStor.

            (D)   The pro forma  number  of  weighted  average  shares of common stock outstanding is computed as follows (IN THOUSANDS):

                                       14

                                                                Six Months         Year Ended
                                                              Ended June 30,       December 31,
                                                                  2001                2000
                                                                  ----                ----
NPI weighted average shares of common stock outstanding for
    the six months ended June 30, 2001 and for the year
    ended
    December 31, 2000 .....................................   12,958                 14,224
NPI shares of common stock issued to FalconStor
    stockholders in the merger ............................   31,316                 31,316
                                                              ------                 ------

                                                              44,274                 45,540
                                                              ======                 ======

                                       15